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                                                                   Exhibit 10.18


                             METROMAIL CORPORATION

                       DIRECTORS' DEFERRED RETAINER PLAN
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     1.  Purpose of Plan.  The purpose of this Metromail Corporation Directors'
Deferred Retainer Plan (the "Plan") is to permit members of the Board of Directors of Metromail Corporation, a Delaware corporation, (the "Company") to defer the receipt of the cash portion of their annual retainers until the time set forth herein.

     2. Participation. (a) Eligibility: Each person who on the first day of any "Retainer Year" as defined below, is a member of the Board of Directors of the Company (a "Director") shall be eligible to participate in this Plan. A "Retainer year" shall be each twelve-month period beginning on September 1 of each year during the term of this Plan.

          (b) Elections. Each Director who is eligible to participate in this Plan for a Retainer Year may file an election to defer the receipt of the cash portion of the Director's annual retainer for such Retainer Year. An election to defer hereunder shall authorize the Company to reduce the cash portion of the Director's annual retainer by a whole percentage not in excess of 100% and shall be made on a form provided by the Company and filed with the Secretary of the Company not later than the day immediately preceding the first day of such Retainer Year. An election to defer for a Retainer Year, once made, may not be revoked or changed by the Director, and shall remain effective for each succeeding Retainer Year unless revoked by the Director prior to the commencement of a Retainer Year.

     3. Deferred Retainer Accounts. The Company shall establish on its books a Deferred Retainer Account in the name and on behalf of each Director who elects to defer his or

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her retainer pursuant to paragraph 2 of this Plan. Such accounts shall be for bookkeeping purposes only and shall not represent any interest in any asset or assets of the Company. A Deferred Retainer Account established on behalf of a Director shall be credited with the amount deferred pursuant to the Director's election under this Plan as of the date on which such amounts would have been paid but for such election.

     4. Earnings on Accounts. As of the close of each calendar quarter, the Company shall credit to each Deferred Retainer Account established on its books pursuant to paragraph 3 of this Plan, an amount representing interest on the balance of such Account. The amount of such interest shall be equal to the yield on Treasury Notes with a 5-Year maturity on the first day of the Retainer Year that includes such day, as reported in the Wall Street Journal. Notwithstanding the foregoing, if the balance of a Director's Deferred Retainer Account becomes payable prior to the last day of a calendar quarter, such account shall be credited with interest at the rate described above for the period between the last day of the immediately preceding quarter and the payment date.

     5. Vesting. Amounts credited to a Key Director's Account pursuant to the terms of this Plan shall be fully vested and not subject to forfeiture for any reason.

     6. Distributions. (a) In General. At the time a Director elects to defer all or a portion of the Director's cash retainer pursuant to paragraph 2 of this Plan, the Director shall designate a date as of which the balance of his or her Deferred Retainer Account shall be paid, which date shall not be later than the date on which such Director ceases to be a member of the Board. If a Director shall cease to be a member of the Board on account of his or her death, the value of the Director's Deferred Retainer Account shall be paid as soon as practicable thereafter

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to the Director's beneficiary determined under paragraph 7 below.
Notwithstanding the foregoing, a Director may change the date on which his or her Deferred Retainer Account is to be paid by written direction to the Secretary of the Company prior to the beginning of the calendar year in which such payment would otherwise be made.

     (b) Alternate Distributees. Any distribution to a person who at the time of payment is under legal disability or who is, in the judgment of the Company, unable to care for his or her affairs because of illness or accident, may be distributed to the spouse or any child or personal representative of such person, or to any other individual or entity deemed by the Company to have incurred expenses for such person. Any such distribution shall be a complete discharge of the Company for such payment under the Plan.

     (c) Effect of a Change in Control. Notwithstanding anything herein to the contrary, immediately following a "Change of Control" as defined in the Company's Amended and Restated Metromail Corporation 1996 Stock Incentive Plan, each Director shall be entitled to receive a lump sum distribution equal to the entire balance of the Director's Deferred Retainer Account as of the date of such Change in Control.

     7. Beneficiaries. Each Director for whom a Deferred Retainer Account is maintained under this Plan shall have the right to designate a beneficiary, and amend or revoke such designation at any time, in writing. Such designation, amendment or revocation shall be effective upon receipt by the Secretary of the Company. If no designated beneficiary survives the employee and the employee's benefit is payable following the employee's death, the Board shall direct that payment of such benefit be made to the person or persons in the first of the

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following classes of successive preference beneficiaries. The Director's: (a)
spouse, (b) descendants, per stirpes, (c) parents, (d) brother and sisters, and
(e) estate.

     8. Unfunded Status. The Company shall establish a trust to set aside or earmark an amount necessary to provide payments for the purpose of administering assets of the Company to be used for the purpose of satisfying the obligations of the Company under the Plan. Any such trust shall be established in such manner so as to be a "grantor trust" of which the Company and the Employers are the grantors, within the meaning of sections 671 et. seq. of the Internal Revenue Code. The existence of such trust shall not relieve the Company of its obligations under the Plan, but such obligations shall be satisfied to the extent paid from such trust. It is the intention of the Company that the amounts deferred hereunder be unfunded for purposes of the Code. In any event, the Company's obligation hereunder shall constitute a general, unsecured obligation, payable solely out of its general assets, and no Director shall have any right to any specific assets.

     9. Nonassignability. No amount deferred under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of any employee or any beneficiary, and any attempt to transfer or encumber the same shall be void.

     10. Administration. The Plan shall be administered by the Secretary of the Company, who shall have full power and authority to interpret, construe and administer this Plan in accordance with the provisions herein set forth. The Secretary's interpretation and construction hereof, and actions hereunder, or the amount or recipient of the payment to be made here from, shall be binding and conclusive on all persons for all purposes. In this connection, the Secretary

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may delegate to any individual, the duty to act for the Secretary hereunder. No officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful misconduct or lack of good faith. The expenses of administering the Plan shall not be charged against the Plan.

     11. Amendment to the Plan. The Company may, in its sole discretion and without the consent of any Director or beneficiary, amend the Plan at any time provided, however, that no amendment shall reduce the amount to which any Director has accrued under the Plan as in effect prior to such amendment.

     12. Termination of the Plan. The Company may, in its sole discretion without the consent of any Director or beneficiary, terminate the Plan at any time by giving written notice thereof to each Director with a benefit under this Plan. All amounts payable under this Plan shall be paid to the persons entitled thereto at such time and in such manner as the Company shall determine, but not later than payments would have been made had the Plan not been terminated.

     13. Successors and Assigns. The provisions of this Plan shall bind and inure to the benefit of the Company and its successor and assigns, as well as each Director and his or her beneficiaries and successor.

     14. Governing Law. This Plan shall be interpreted and construed according to the laws of the State of Delaware (without regard to conflicts of law).

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